Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of our report dated June 24, 2005 relating to the consolidated financial statements of Clinical Data, Inc. appearing in the joint proxy statement/prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts,

August 5, 2005